Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-82414) pertaining to the Advanced Neuromodulation Systems, Inc. 1979 Amended and Restated Employees’ Stock Option Plan; (Form S-8 No. 2-91410) pertaining to the Advanced Neuromodulation Systems, Inc. Directors’ Stock Option Plan; (Form S-8 No. 333-00967) pertaining to the Advanced Neuromodulation Systems, Inc. 1995 Stock Option Plan and the Advanced Neuromodulation Systems, Inc. Sales and Marketing Employees Stock Option Plan; (Form S-8 No. 333-75879) pertaining to the Advanced Neuromodulation Systems, Inc. 1998 Stock Option Plan; (Form S-8 No. 333-61240) pertaining to the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan; (Form S-8 No. 333-85968) pertaining to the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan; (Form S-3 No. 333-53440 and Post Amendment No. 1) pertaining to the registration of 1,835,738 shares of Common Stock issued pursuant to an Agreement and Plan of Merger dated November 30, 2000 between the Company and Hi-tronics Designs, Inc. and an Asset Purchase Agreement dated as of January 2, 2001 between the Company and Implantable Devices Limited Partnership, ESOX Technology Corporation and Implantable Devices, Inc.; (Form S-3 No. 333-101911) pertaining to the registration of 234,453 shares of Common Stock issued pursuant to an Agreement and Plan of Merger dated November 4, 2002 between the Company and MicroNet Medical, Inc.; (Form S-3 No. 333-104182) pertaining to the registration of 112,500 shares of Common Stock issued pursuant to an Agreement and Plan of Merger dated November 4, 2002 between the Company and MicroNet Medical, Inc.; (Form S-8 No. 333-107309) pertaining to the Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan and the related Prospectuses of our report dated March 11, 2005, with respect to the consolidated financial statements and schedule of Advanced Neuromodulation Systems, Inc. and subsidiaries, Advanced Neuromodulation Systems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Advanced Neuromodulation Systems, Inc. included in the Annual Report for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Ernst & Young LLP

Dallas, Texas
March 11, 2005